EXHIBIT 23.1

IMMUCELL CORPORATION

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

ImmuCell Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2631 and No. 333-65514) of ImmuCell Corporation of our report dated January 23, 2004, relating to the financial statements and the financial statement schedule as of December 31, 2003 and for the year then ended, which appears in this Form 10-K.

/s/ BAKER NEWMAN & NOYES

Baker Newman & Noyes Limited Liability Company

Portland, Maine

March 24, 2004